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                                 SCHEDULE 14A
                                (Rule 14A-101)

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12.

                             QUALITY DINING, INC.
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

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[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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                               February 23, 2000



Mr. David W. Schostak
NBO, LLC
25800 Northwestern Highway
Suite 750
Southfield, Michigan 48075

Dear Mr. Schostak:

     I am in receipt of your letter dated February 22, 2000 to Daniel B. Fitzpatrick in which NBO proposes a "friendly" cash merger transaction of the Company with an entity to be formed by NBO. As you are undoubtedly aware, NBO has communicated its proposal to the Company only 14 days prior to the Company's annual meeting. The offer is also subject to the receipt of financing sufficient to fund the proposed acquisition (although no details about such financing are set forth in your letter) as well as a full due diligence investigation.

     The Board of Directors has determined that the Board to be elected at the March 7, 2000 annual meeting will, in accordance with its fiduciary duties, evaluate the fairness of the offer in the context of the Company's long-term strategy, as well as NBO's ability to finance and complete the transaction. In view of the timing of this offer in the context of a proxy fight initiated by NBO, the Board requests further evidence of NBO's ability to fund the proposed acquisition.

     In the meantime, in light of NBO's bid, we ask NBO to withdraw its solicitation of proxies for NBO's nominees for Director. Given NBO's recent proposal and the conflicts inherent now that NBO is a bidder for the Company, we believe it would be highly improper for NBO's nominees to sit on the Board of Directors.

     Please communicate your response to us as soon as possible.

                              Yours very truly,
                              /s/ John C. Firth
                              John C. Firth
                              Executive Vice President and
                               General Counsel